Exhibit 10.1

MANAGEMENT AGREEMENT FIRST AMENDMENT

This MANAGEMENT AGREEMENT FIRST AMENDMENT (this “Amendment”) is entered into and effective as of February 10, 2022 (the “Effective Date”), by and among Planet Fitness Master Issuer LLC, a Delaware limited liability company (the “Master Issuer”), Planet Fitness Franchising LLC, a Delaware limited liability company (the “Franchisor”), Planet Fitness Distribution LLC, a Delaware limited liability company (the “Equipment Distributor”), Planet Fitness Assetco LLC, a Delaware limited liability company (“Planet Fitness Assetco”), Planet Fitness SPV Guarantor LLC, a Delaware limited liability company (the “Master Issuer Parent”), Planet Fitness Holdings, LLC, a New Hampshire limited liability company (“Planet Fitness Holdings”), as Manager (in such capacity, together with its successors and assigns, the “Manager”), and Citibank, N.A., not in its individual capacity but solely as trustee (the “Trustee”), together with any other Securitization Entity that becomes party to the Management Agreement by execution of a joinder substantially in the form attached to the Management Agreement as Exhibit A.

WHEREAS, the Master Issuer, the Franchisor, the Equipment Distributor, Planet Fitness Assetco, the Master Issuer Parent, Planet Fitness Holdings, the Manager and the Trustee entered into the Management Agreement, dated as of August 1, 2018 (the “Management Agreement”);

WHEREAS, Section 9.2 of the Management Agreement provides, among other things, that in accordance with the terms set forth therein, the parties to the Management Agreement may amend the Management Agreement from time to time in a writing by such parties; and

WHEREAS, the Trustee (acting at the direction of the Control Party), the Securitization Entities, and the Manager now desire to amend the Management Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree to amend the Management Agreement as follows:

1. Incorporation by Reference. Notwithstanding any provision to the contrary in the Management Agreement, each Party agrees that the provisions of this Amendment shall be incorporated into the Management Agreement by this reference.1 In the event of any conflict, this Amendment shall control.

2. Certain Definitions. For all purposes of this Amendment, capitalized terms used in this Amendment but not otherwise defined herein shall have the meaning ascribed thereto in the Management Agreement, and capitalized terms used in this Amendment but not otherwise defined herein or in the Management Agreement shall have the meaning ascribed thereto in Annex A to the Base Indenture (as defined in the Management Agreement).

[1]

All modifications to existing provisions of the Management Agreement are indicated herein by adding the inserted text and removing the deleted text (indicated in the same manner as the following example: inserted text, ~~deleted text~~).

3. Change in Management. The definition of “Change in Management” in Section 1.1 of the Management Agreement is hereby amended and restated in its entirety as follows: “shall occur if more than 50% of the Leadership Team is terminated and/or resigns within 12 months after the date of the occurrence of a Change of Control; provided, in each case, that termination and/or resignation of such officer will not include (i) a change in such officer’s status in the ordinary course of succession so long as such officer remains affiliated with Planet Fitness Inc., a Delaware corporation (“Holdco”) or its Subsidiaries as an officer or director, or in a similar capacity, (ii) retirement of any officer,~~or~~ (iii) death or incapacitation of any officer or (iv) the replacement of any such officer with the prior written consent of the Control Party.”

4. Management Fee. The definition of “Management Fee” in Section 1.1 of the Management Agreement is hereby amended and restated in its entirety as follows: “means with respect to each Interim Allocation Date, the amount determined by dividing (i) an amount equal to the sum of (A) a $~~15,000,000~~20,000,000 base fee, plus (B) (1) $~~20,000~~18,000 for each Franchise Store and Retained Corporate-Owned Store, in each case, located in the United States, (2) $~~20,000~~18,000 for each International Franchise Store with respect to which the Franchise Agreement is held by the Franchisor or another Securitization Entity and (3) $40,000 for each Corporate-Owned Store held by Planet Fitness Assetco or another Securitization Entity; by 24; provided that the Management Fee will be adjusted on each Interim Allocation Date to reflect any change to the number of Franchise Stores, and Corporate-Owned Stores held by Planet Fitness Assetco, as set forth in the related Interim Manager’s Certificate (which change will be effective with respect to the Management Fee payable on the Interim Allocation Date immediately succeeding the delivery of such Interim Manager’s Certificate, it being agreed that the Manager will update the number of Franchise Stores, and Corporate-Owned Stores as often as reasonably practicable but at least once in each fiscal quarter); provided, further, that (X) each of the amounts set forth in clauses (i)(A) and (i)(B) will be subject to successive 2.0% annual increases on the first day of the Quarterly Collection Period that commences immediately following each anniversary of the Closing Date and that the incremental increased portion of such fees will be payable only to the extent that the sum of the amounts set forth in clauses (i)(A) and (i)(B) as so increased will not exceed 35% of the aggregate Retained Collections over the preceding four (4) Quarterly Collection Periods or (Y) a new formula may be designated by the Master Issuer in writing to the Trustee, so long as (a) the Master Issuer certifies in writing to the Trustee that (i) the formula was determined in consultation with the Back-Up Manager, and (ii) the Master Issuer discloses the formula in each Quarterly Noteholders’ Report and (b) the Trustee has received written confirmation from the Master Issuer that the Rating Agency Condition with respect to each Series of Notes Outstanding has been satisfied with respect to such new formula.”

5. Maintenance of Accounts; Investment of Funds. Section 2.1(g) of the Management Agreement is hereby amended by adding the following as an additional paragraph: “The Manager, on behalf of the applicable Securitization Entities, shall have the authority to close or otherwise terminate any Management Account and to amend or terminate any related Account Control Agreement without the consent of the Control Party, subject to the delivery by the Manager of an Officer’s Certificate to the Control Party and the Trustee (a) stating that such account has been closed or is dormant, (b) there are no remaining Collections or other Collateral credited thereto and (c) the Manager has taken reasonable best efforts (including, if applicable, notifying third parties) to ensure that no Collections or other Collateral will be deposited to such account thereafter. To the extent any Collections or other Collateral are deposited in any such account thereafter, the Manager shall cause such Collections or other Collateral to be transferred within three (3) Business Days (unless such transfer requires an international funds transfer, in which case such funds must be deposited to the applicable account within five (5) Business Days) to an account that is subject to an Account Control Agreement or established with the Trustee.”

6. Successor Manager Transition. The last sentence of Section 7.1(b) of the Management Agreement is hereby amended and restated in its entirety as follows: “If no Successor Manager has been appointed by the Control Party (acting at the direction of the Controlling Class Representative), the Back-Up Manager will serve as the Interim Successor Manager and will work with the Servicer to implement the Transition Plan (as defined in the Back-Up Management Agreement) until a Successor Manager (other than the Back-Up Manager) has been appointed by the Control Party (acting at the direction of the Controlling Class Representative).”

7. Continuity of Services. Section 7.2(a) of the Management Agreement is hereby amended and restated in its entirety as follows: “Upon termination of the Manager pursuant to a Termination Notice following a Manager Termination Event, the Manager will cooperate fully with the Back-Up Manager and the Control Party in connection with the implementation of the Transition Plan (as defined in the Back-Up Management Agreement) and the complete transition to a Successor Manager (including in connection with any resignation of the Manager), without interruption or adverse impact on the provision of Services (the “Disentanglement”). To the extent that the Manager’s staff and resources are necessary for the implementation of such Transition Plan and the completion of such Transition Plan with respect to a Successor Manager, the Manager shall use its commercially reasonable efforts during the Disentanglement Period to not materially reduce its existing staff and resources that were devoted to or shared with the provision of the Services prior to the date of such Termination Notice (such activities being referred to as “Continuity of Services”) and will allow reasonable access to the Manager’s premises, systems and offices during the Disentanglement Period. The Manager will cooperate fully with the Successor Manager and otherwise promptly take all actions required to assist in effecting a complete Disentanglement and shall follow any directions that may be provided by the Control Party or the Back-Up Manager. The Manager will provide all information and assistance regarding the terminated Services required for Disentanglement, including data conversion and migration, interface specifications, and related professional services. The Manager will provide for the prompt and orderly conclusion of all work, as the Control Party may direct, including completion or partial completion of projects, documentation of all work in progress, and other measures to assure an orderly transition to the Successor Manager. All services relating to Disentanglement (“Disentanglement Services”), including all reasonable training for personnel of the Back-Up Manager, the Successor Manager or the Successor Manager’s designated alternate service provider in the performance of the Services, will be deemed a part of the Services to be performed by the Manager. The Manager will use commercially reasonable efforts to utilize existing resources to perform the Disentanglement Services.”

8. Disentanglement Period. The definition of “Disentanglement Period” set forth in the last sentence of Section 7.2(c) of the Management Agreement is hereby amended and restated in its entirety as follows: “The “Disentanglement Period” means the period of time commencing on (A) delivery of the Termination Notice to the Manager or (B) delivery of a resignation notice by the Manager and ending on the date on which a Successor Manager or the re-engaged Manager assumes all of the obligations of the Manager under the Management Agreement.”

9. General Provisions. Unless specifically modified or changed by the terms of this Amendment, all terms and conditions of the Management Agreement shall remain in full force and effect. Except where the context otherwise requires, wherever used in this Amendment, the singular will include the plural and the plural will include the singular. This Amendment may be executed in any number of counterparts, either by original or facsimile counterpart, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the Parties hereto shall be governed, construed and interpreted in accordance with the internal law of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

10. Trustee. The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Securitization Entities and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representation with respect thereto. In entering this Amendment, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

PLANET FITNESS HOLDINGS, LLC, as Manager

By:	/s/ Justin Vartanian
Name: Justin Vartanian
Title: General Counsel and Secretary

PLANET FITNESS SPV GUARANTOR LLC

By:	/s/ Justin Vartanian
Name: Justin Vartanian
Title: General Counsel and Secretary

PLANET FITNESS MASTER ISSUER LLC

By:	/s/ Justin Vartanian
Name: Justin Vartanian
Title: General Counsel and Secretary

PLANET FITNESS FRANCHISING LLC

By:	/s/ Justin Vartanian
Name: Justin Vartanian
Title: General Counsel and Secretary

PLANET FITNESS DISTRIBUTION LLC

By:	/s/ Justin Vartanian
Name: Justin Vartanian
Title: General Counsel and Secretary

[Signature Page to Management Agreement First Amendment]

PLANET FITNESS ASSETCO LLC

By:	/s/ Justin Vartanian
Name: Justin Vartanian
Title: General Counsel and Secretary

[Signature Page to Management Agreement First Amendment]

CITIBANK, N.A., not in its individual capacity but solely as Trustee

By:	/s/ Jacqueline Suarez
Name: Jacqueline Suarez
Title: Senior Trust Officer

[Signature Page to Management Agreement First Amendment]